UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2006

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)
501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)
(636) 474-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

MEMC Electronic Materials, Inc. (the “Company”) announced that Thomas E. Linnen, Senior Vice President and Chief Financial Officer, is planning to retire and will be stepping aside as Senior Vice President and CFO on April 27, 2006. Mr. Linnen will continue to serve the Company on special projects during his transition to retirement.

The Company has appointed Ken Hannah as Senior Vice President and Chief Financial Officer effective April 27, 2006. The Company will pay Mr. Hannah an annual base salary of $400,000, which may be adjusted from time to time in the discretion of the Company’s Board of Directors or Compensation Committee of the Board. Mr. Hannah was provided a signing bonus of $200,000 and will receive reimbursement for temporary housing and certain relocation expenses. These amounts are subject to repayment if Mr. Hannah voluntarily ends his employment with the company within two years of his start date. Mr. Hannah is also eligible to participate in the company’s cash incentive program which provides an incentive opportunity of up to 100% of base salary based on achievement of certain financial performance objectives set by the Board. Effective on his joining the Company on April 26, 2006, the Company granted him options to purchase 350,000 shares of common stock under the Company’s 2001 Equity Incentive Plan. The options are at an exercise price of $41.57 per share and will vest 50% ratably over four years and 50% at the end of four years. In addition, on his start date Mr. Hannah was granted 52,500 restricted stock units under the 2001 Equity Incentive Plan. Half of these restricted stock units vest ratably over four years and the remaining one-half vest after four years.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

Effective April 27, 2006, Thomas E. Linnen stepped aside as Senior Vice President and Chief Financial Officer, a position he has held since January 2004. Also effective on April 27, 2006, Ken Hannah, age 37, was appointed Senior Vice President and Chief Financial Officer to replace Mr. Linnen. The information provided above in response to Item 1.01 relating to the terms and conditions of Mr. Hannah’s employment with the Company is hereby incorporated by reference into this Item 5.02.

Prior to joining the Company, Mr. Hannah was employed by The Home Depot, Inc. Hannah most recently served as the Senior Vice President, Operations, covering all aspects of The Home Depot’s operations in the United States, Mexico, and Canada. Prior to that, he served as Senior Vice President, Finance, supporting all Home Depot stores in the United States and Mexico, as well as store operations and the global supply chain. Before Home Depot, Hannah worked as Vice President for The Boeing Company where he led the audit and financial planning functions. He also held senior finance positions at several GE divisions earlier in his career.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: May 2, 2006	By:	/s/ Nabeel Gareeb
Name: Nabeel Gareeb Title: President and Chief Executive Officer